Exhibit 99.1

TABLE OF FINANCIAL STATEMENTS

LASTING WISDOM HOLDINGS LIMITED AND ITS SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2019	2018
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash	$116,976	$117,024
Accounts receivable, net	59,927	291,772
Advances to suppliers, net	57,237	13,394
Amount due from related parties	52,172	35,713
Inventories	981,434	1,555,037
VAT deductible	-	22,632
Prepayments and other receivables	172,738	351,133

Total current assets	1,440,484	2,386,705

NON-CURRENT ASSETS
Equipment and vehicles, net	42,762	48,415
Intangible assets, net	21,736	24,712

Total non-current assets	64,498	73,127

TOTAL ASSETS	$1,504,982	$2,459,832

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable, trade	$698,134	$738,085
Advances from customers	115,950	237,669
Amount due to related parties	707	1,983,328
Taxes payable	13,302	957
Other payables and accrued liabilities	139,529	128,544

Total current liabilities	967,622	3,088,583

TOTAL LIABILITIES	967,622	3,088,583

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Paid-in capital	2,055,823	2,055,823
Additional paid-in capital	2,567,019	-
Accumulated deficit	(4,132,616)	(2,663,030)
Accumulated other comprehensive income (loss)	47,134	(21,544)
Total shareholders’ equity (deficit)	537,360	(628,751)

Total liabilities and shareholders’ equity	$1,504,982	$2,459,832

The accompanying notes are an integral part of the condensed consolidated financial statements

LASTING WISDOM HOLDINGS LIMITED AND ITS SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

Unaudited

	For the Three Months Ended September 30,		For the Nine Months ended September 30,
	2019	2018	2019	2018

REVENUES	$343,798	$856,772	$1,486,969	$1,785,858

COST OF REVENUES	275,459	791,727	1,242,663	1,562,494

GROSS PROFIT	68,339	65,045	244,306	223,364

OPERATING EXPENSES:
Sales and marketing	333,032	523,325	1,329,420	1,272,044
General and administrative	118,258	161,123	376,421	512,578
Total operating expenses	451,290	684,448	1,705,841	1,784,622

LOSS FROM OPERATIONS	(382,951)	(619,403)	(1,461,535)	(1,561,258)

OTHER INCOME (EXPENSE)
Interest income (expense), net	68	(90)	123	(24)
Other income (expense), net	(4,905)	15,512	(8,174)	15,742
Total other income (expense), net	(4,837)	15,422	(8,051)	15,718

LOSS BEFORE INCOME TAXES	(387,788)	(603,981)	(1,469,586)	(1,545,540)

PROVISION FOR INCOME TAXES	-	263	-	263

NET LOSS	$(387,788)	$(604,244)	$(1,469,586)	$(1,545,803)

COMPREHENSIVE LOSS
NET LOSS	$(387,788)	$(604,244)	$(1,469,586)	$(1,545,803)
OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	84,533	(15,778)	68,678	(24,652)
COMPREHENSIVE LOSS	$(303,255)	$(620,022)	$(1,400,908)	$(1,570,455)

The accompanying notes are an integral part of the condensed consolidated financial statements

LASTING WISDOM HOLDINGS LIMITED AND ITS SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Unaudited

	For the Nine Months Ended September 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,469,586)	$(1,545,803)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	16,079	9,543
Allowance for doubtful accounts	3,206	17,101
Change in operating assets and liabilities
Accounts receivable	227,112	(343,831)
Advance to suppliers	(45,653)	(20,140)
Inventories	544,338	(1,072,087)
VAT deductible	22,662	19,261
Prepayments and other receivables	173,347	(139,239)
Accounts payable, trade	(18,644)	680,131
Advance from customers	(118,333)	186,822
Taxes payable	12,769	1,019
Other payables and accrued liabilities	15,267	82,224
Net cash used in operating activities	(637,436)	(2,124,999)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment and vehicles	(9,412)	(16,398)
Purchase of intangible assets	-	(8,341)
Net cash used in investing activities	(9,412)	(24,739)

CASH FLOWS FROM FINANCING ACTIVITIES:
Contribution from shareholders	-	1,211,804
Amount financed from related parties	650,376	1,187,317

Net cash provided by financing activities	650,376	2,399,121

EFFECT OF EXCHANGE RATE ON CASH	(3,576)	(34,361)

INCREASE (DECREASE) IN CASH	(48)	215,022

CASH, beginning of period	117,024	32,554

CASH, end of period	$116,976	$247,576

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income tax	$-	$263
Cash paid for interest expense, net of capitalized interest	$-	$-

NON-CASH FINANCING ACTIVITIES:
Forgiveness of debt – related party	$2,653,684	$-

The accompanying notes are an integral part of the condensed consolidated financial statements

LASTING WISDOM HOLDINGS LIMITED AND ITS SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

1.	ORGANIZATION AND BUSINESS BACKGROUND

Lasting Wisdom Holdings Limited (“Lasting”) was incorporated under the laws of the British Virgin Islands (“BVI”) on May 18, 2018. Lasting has had limited operating activities since its incorporation except for holding the ownership interest in Pukung Limited (“Pukung”), a company organized under the laws of Hong Kong, the Special Administrative Region of the People’s Republic of China (“China” or the “PRC”), on March 29, 2019. Beijing Xinrongxin Industrial Development Co., Ltd., (“Xinrongxin”), a company organized under the laws of the PRC on May 30, 2018, which was wholly owned by Pukang, obtained all the ownership interest of Boqi Zhengji Pharmacy Chain Co., Ltd., (“Boqi Zhengji”) on June 2018. Lasting, Pukung, and Xinrongxin acted as holding companies (“Holding Companies”) in order to hold and control the business undertaken by Boqi Zhengji and its subsidiary, Dalian Boqi Zhengji Bio-Technology Limited (“Boqi Bio-Tech”). Boqi Zhengji and its subsidiary are collectively referred to as “BOQI”.

Boqi Zhengji was incorporated under the laws of the PRC on April 10, 2017 in Dalian, Liaoning Province. On November 27, 2017, Boqi Bio-Tech was incorporated in Dalian under the laws of the PRC. BOQI engages both in the retail and wholesale distribution of pharmaceuticals and other healthcare products in the PRC. BOQI sells its pharmaceutical and other healthcare products to customers through its directly-owned stores. It also sells its pharmaceutical products and other healthcare products to independently-owned authorized retail stores, which resell such products. BOQI offers a wide range of products, including prescription and over-the-counter (“OTC”) drugs, nutritional supplements, traditional Chinese medicines (“TCM”), personal and family care products and medical devices, as well as convenience products. Most of BOQI’s retail pharmacies are located in Dalian City, Liaoning Province. BOQI also distributes its products to third party pharmacies, hospitals and local distributors.

Description of subsidiaries

Name	Place of incorporation and type of legal entity	Principal activities and place of operation	Effective interest held

Lasting Wisdom Holdings Limited	British Virgin Island, a limited liability company	Investment holding	100%

Pukung Limited	Hong Kong, a limited liability company	Investment holding	100%

Beijing Xinrongxin Industrial Development Co., Ltd.	The PRC, a limited liability company	Investment holding	100%

Boqi Zhengji Pharmacy Chain Co., Ltd.	The PRC, a limited liability company	Retail and wholesale distribution of pharmaceuticals and other healthcare products in the PRC.	100%

Dalian Boqi Bio-Technology Limited	The PRC, a limited liability company	Retail and wholesale distribution of pharmaceuticals and other healthcare products in the PRC.	100%

Lasting and its subsidiaries are hereinafter referred to as the “Company”.

LASTING WISDOM HOLDINGS LIMITED AND ITS SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

●	Basis of presentation and consolidation

The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The consolidated financial statements include the financial statements of the Company and its wholly-owned subsidiaries. All significant inter-company transactions and balances between the Company and its subsidiaries are eliminated upon consolidation.

●	Use of estimates

The preparation of the consolidated financial statements in conformity with US GAAP requires management to make estimates and judgments that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities on the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The Company bases its estimates and judgments on historical experience and on various other assumptions and information that are believed to be reasonable under the circumstances. Estimates and assumptions of future events and their effects cannot be perceived with certainty and, accordingly, these estimates may change as new events occur, as more experience is acquired, as additional information is obtained and as our operating environment changes. Significant estimates and assumptions made by management include, among others, useful lives and impairment of long-lived assets, collectability of accounts receivable, advances to suppliers, allowances for doubtful accounts and reserves for inventory. While the Company believes that the estimates and assumptions used in the preparation of the consolidated financial statements are appropriate, actual results could differ from those estimates. Estimates and assumptions are periodically reviewed and the effects of revisions are reflected in the consolidated financial statements in the period they are determined to be necessary.

●	Cash

Cash consist primarily of cash on hand and cash in bank accounts. The Company maintains cash with various financial institutions in the PRC and are uninsured. The Company has not experienced any losses on funds held in bank accounts and believes it is not exposed to any risk on its cash held in bank accounts.

●	Accounts receivable and allowance for doubtful accounts

Accounts receivable mainly represents: (1) the amounts due from government social security bureaus and commercial health insurance program relating to sales from our pharmacy retail sales, (2) amounts due from non-retail customers for wholesale sales of merchandise, and (3) other receivables not included in the above two categories. Accounts receivable are reported on net realizable value consisting of the carrying amount, which represents the invoiced amount, less allowance for doubtful amounts, if necessary. At the end of each period, the Company specifically evaluates individual customer’s financial condition, credit history, and the current economic conditions to monitor the progress of the collection of accounts receivables. The Company will consider the allowance for doubtful accounts for any estimated losses resulting from the inability of its customers to make required payments. For those receivables that are past due or not being paid according to payment terms, the appropriate actions are taken to exhaust all means of collection, including seeking legal resolution in a court of law. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers. As of September 30, 2019 and December 31, 2018, the allowance for doubtful accounts was $64,222 and $62,982, respectively.

●	Advances to suppliers

Advances to suppliers consist of prepayments to our vendors, such as pharmaceutical manufacturers and other distributors. We typically receive products from vendors within three to nine months after making prepayments. We continuously monitor delivery from, and payments to, our vendors while maintaining a provision for estimated credit losses based upon historical experience and any specific supplier issues, such as discontinuance of inventory supplies, that have been identified. If we have difficulty receiving products from a vendor, we take the following steps: cease purchasing products from such vendor, ask for return of our prepayment promptly, and if necessary, take legal action. No any legal actions were taken during the reporting periods. If all of these steps are unsuccessful, management then determines whether the prepayments should be reserved or written off. As of September 30, 2019 and December 31, 2018, the allowance for doubtful accounts was $2,269 and $2,338, respectively.

LASTING WISDOM HOLDINGS LIMITED AND ITS SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

●	Inventories

Inventories are stated at the lower of cost or market value. Cost is determined using the weighted average method. Market value is the median value among an inventory item’s replacement cost, market ceiling and market floor. The Company carries out physical inventory counts on a monthly basis at each store and warehouse location. The Company reviews historical sales activity quarterly to determine excess, slow moving items and potentially obsolete items. The Company establishes an inventory reserve based on the excess quantities on hand equal to the difference, if any between the cost of the inventory and its estimated market value, or obsolescence of inventories determined principally by customer demand. All inventories in the reporting periods consisted of pharmaceuticals and other healthcare products we purchased from our venders and hold for retail or wholesale sales in our ordinary course of operation.

●	Equipment and vehicles

Equipment and vehicles are stated at cost less accumulated depreciation and impairment, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

	Expected useful lives	Residual value
Office equipment	3 years	5%
Furniture	5 years	5%
Vehicles	4 years	5%

Expenditures for repairs and maintenance are expensed as incurred. When assets have been retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations.

●	Impairment of long-lived assets

In accordance with the provisions of ASC Topic 360, “Impairment or Disposal of Long-Lived Assets”, all long-lived assets such as property, plant and equipment held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets.

●	Revenue recognition

The Company adopted Accounting Standard Codification (“ASC”) Topic 606, Revenues from Contract with Customers (“ASC 606”) for all periods presented. Under ASC 606, revenue is recognized when control of the promised goods and services is transferred to the Company’s customers, in an amount that reflects the consideration that the Company expects to be entitled to in exchange for those goods and services, net of value-added tax. The Company determines revenue recognition through the following steps:

✓	Identify the contract with a customer;
✓	Identify the performance obligations in the contract;
✓	Determine the transaction price;
✓	Allocate the transaction price to the performance obligations in the contract; and
✓	Recognize revenue when (or as) the entity satisfies a performance obligation.

The transaction price is allocated to each performance obligation on a relative standalone selling price basis. The transaction price allocated to each performance obligation is recognized when that performance obligation is satisfied by the control of the promised goods and services is transferred to the customers, which at a point in time or over time as appropriate.

LASTING WISDOM HOLDINGS LIMITED AND ITS SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

The Company’s revenue is net of value added tax (“VAT”) collected on behalf of PRC tax authorities in respect to the sales of merchandise. VAT collected from customers, net of VAT paid for purchases, is recorded as a liability in the accompanying consolidated balance sheets until it is paid to the relevant PRC tax authorities

●	Comprehensive income

ASC Topic 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying consolidated statement of stockholders’ equity, consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

●	Income taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

The Company conducts the all of its businesses in the PRC and is subject to tax in this jurisdiction. As a result of its business activities, the Company files tax returns that may be subject to examination by the Chinese tax authority

●	Value added tax

Sales revenue represents the invoiced value of goods, net of VAT. All of the Company’s products are sold in the PRC and are subject to a VAT on the gross sales price. The VAT rates range up to 17%, depending on the type of products sold. The VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing or acquiring its finished products. The Company records a VAT payable net of payments if the VAT payable on the gross sales is larger than VAT paid by the Company on purchase of materials or finished goods. The Company recorded VAT deductible in the accompanying financial statements net of any VAT payable at the end of the reporting period.

●	Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statement of operations.

The reporting currency of the Company is the United States Dollar (“US$”). The Company’s subsidiaries in the PRC maintain their books and records in their local currency, the Renminbi Yuan (“RMB”), which is the functional currency as being the primary currency of the economic environment in which these entities operate.

In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not the US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive income within the statement of stockholders’ equity.

Translation of amounts from RMB into US$ has been made at the following exchange rates for the respective period:

	September 30,
	2019	2018
For the nine months ended average RMB:US$1 exchange rate	6.8541	6.5196
At balance sheet date RMB:US$1 exchange rate	7.0729	6.8792

●	Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

LASTING WISDOM HOLDINGS LIMITED AND ITS SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

●	Segment reporting

ASC Topic 280, “Segment Reporting” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. For the nine months ended September 30, 2019 and 2018, the Company operates in one reportable operating segment in the PRC.

●	Fair value of financial instruments

The Company follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” (“ASC 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

☐ ☐	Level 1 : Inputs are based upon unadjusted quoted prices for identical instruments traded in active markets;

☐ ☐	Level 2: Inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques (e.g. Black-Scholes Option-Pricing model) for which all significant inputs are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Where applicable, these models project future cash flows and discount the future amounts to a present value using market-based observable inputs; and

☐ ☐	Level 3: Inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models.

The carrying value of the Company’s financial instruments: cash, accounts receivable, prepayments and other receivables, amount due from related parties, accounts payable, taxes payable, amount due to related parties, other payables and accrued liabilities approximate at their fair values because of the short-term nature of these financial instruments (Level 1).

Fair value estimates are made at a specific point in time based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

●	Recent accounting pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), to increase the transparency and comparability about leases among entities. The new guidance requires lessees to recognize a lease liability and a corresponding lease asset for virtually all lease contracts (other than leases that meet the definition of a short-term lease). It also requires additional disclosures about leasing arrangements. ASU 2016-02 is effective for interim and annual periods beginning after December 15, 2018, and requires a modified retrospective approach to adoption. Early adoption is permitted. In September 2017, the FASB issued ASU No. 2017-13, which to clarify effective dates that public business entities and other entities were required to adopt ASC Topic 842 for annual reporting. A public business entity that otherwise would not meet the definition of a public business entity except for a requirement to include or the inclusion of its financial statements or financial information in another entity’s filing with the SEC adopting ASC Topic 842 for annual reporting periods beginning after December 15, 2019, and interim reporting periods within annual reporting periods beginning after December 15, 2020. ASU No. 2017-13 also amended that all components of a leveraged lease be recalculated from inception of the lease based on the revised after tax cash flows arising from the change in the tax law, including revised tax rates. The difference between the amounts originally recorded and the recalculated amounts must be included in income of the year in which the tax law is enacted. The Company has not early adopted this update and it will become effective on January 1, 2020. The Company is currently evaluating the impact of this new standard on its financial statements and related disclosures.

In January 2017, the Financial Accounting Standard Board (“FASB”) issued ASU 2017-04, Intangibles - Goodwill and Other (Topic 350): Simplifying the Accounting for Goodwill Impairment (“ASU 2017-04”). ASU 2017-04 removes Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. A goodwill impairment will now be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. This standard, which will be effective for the Company beginning in the first quarter of fiscal year 2020, is required to be applied prospectively. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company does not believe that the adoption of ASU 2017-04 will have a material impact on the Company’s consolidated financial statements.

LASTING WISDOM HOLDINGS LIMITED AND ITS SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

In June 2018, the FASB issued ASU 2018-07, Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”), which supersedes ASC 505-50 and expands the scope of ASC 718 to include all share-based payments arrangements related to the acquisition of goods and services from both employees and nonemployees. For public companies, the amendments are effective for annual reporting periods beginning after December 15, 2018, including interim periods within those annual periods. Early adoption is permitted, but no earlier than a company’s adoption date of ASC 606. The Company does not believe that the adoption of ASU 2018-07 will have a material impact on the Company’s consolidated financial statements.

In August 2018, the FASB issued Accounting Standard Update (“ASU”) No. 2018-13, Fair Value Measurement (Topic 820), which modifies the disclosure requirements on fair value measurements in Topic 820, Fair Value Measurement, including, among other changes, the consideration of costs and benefits when evaluating disclosure requirements. For public companies, the amendments are effective for annual reporting periods beginning after December 15, 2019, including interim periods within those annual periods. Early adoption is permitted. The Company is currently assessing the impact that adopting this new accounting guidance will have on the Company’s financial statements and footnote disclosures.

In October 2018, the FASB issued ASU 2018-17, “Consolidation (Topic 810): Targeted Improvements to Related Party Guidance for Variable Interest Entities”. The new standard changes how entities evaluate decision-making fees under the variable interest entity guidance. The new standard is effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. Early adoption is permitted in any interim period after issuance. The standard should be applied on a modified retrospective basis through a cumulative-effect adjustment directly to retained earnings at the beginning of the period of adoption. The Company expects that the adoption of this ASU will not have a material impact on the Company’s consolidated financial statements.

In November 2018, the FASB issued ASU 2018-19, “Codification Improvements to Topic 326, Financial Instruments-Credit Losses.” ASU 2018-19 is issued a new standard to replace the incurred loss impairment methodology under current GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. We will be required to use a forward-looking expected credit loss model for accounts receivables, loans, and other financial instruments. Credit losses relating to available-for-sale debt securities will also be recorded through an allowance for credit losses rather than as a reduction in the amortized cost basis of the securities. The standard will be adopted upon the effective date for us beginning July 1, 2020. Adoption of the standard will be applied using a modified retrospective approach through a cumulative-effect adjustment to retained earnings as of the effective date to align our credit loss methodology with the new standard. We are currently evaluating the impact of this standard in our consolidated financial statements, including accounting policies, processes, and systems.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s consolidated financial statements upon adoption.

3.	ACCOUNTS RECEIVABLE, NET

Accounts receivable, consist of the following:

	September 30,	December 31,
	2018	2017
Authorized retailers	$39,168	$29,501
Governmental social security bureaus	73,989	313,925
Accounts receivable – related party (1)	10,992	11,328
	124,149	354,754
Less: allowance for doubtful accounts	(64,222)	(62,982)
Accounts receivable, net	$59,927	$291,772

(1)	See Note 7 for further discussion of the related party transactions.

The Company reserved a bad debt expense of $3,206 and $15,411 for its doubtful accounts receivable during the nine months ended September 30, 2019 and 2018.

LASTING WISDOM HOLDINGS LIMITED AND ITS SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

4.	PREPAYMENTS AND OTHER RECEIVABLES, NET

Prepayments and other receivables present the amount of the Company’s prepayments for the decoration of new drug stores, rental prepayments for the stores, security deposits, advances to employees in the ordinary course of operations that will be reimbursed by the Company and other miscellaneous receivables. The table below set forth the balances as of September 30, 2019 and December 31, 2018.

	September 30,	December 31,
	2019	2018
Prepaid rental fees	134,530	312,837
Rental security deposits	22,702	24,853
Office and travel advances	14,719	8,468
Others	4,487	8,788
	176,438	354,946
Less: allowance for doubtful accounts	(3,700)	(3,813)
Prepayments and other receivables, net	$172,738	$351,133

Management evaluates the recoverable value of these balances periodically accordingly to the Company’s policy of credit and allowance for doubtful accounts. No bad debt expenses was reserved for doubtful accounts during the three and nine months ended September 30, 2019 and 2018.

5.	EQUIPMENT AND VEHICLES, NET

The Company’s equipment and vehicles consisted of the following:

	September 30,	December 31,
	2019	2018
Office equipment	$40,565	$32,404
Operating furniture	17,289	17,818
Vehicles	10,392	10,709
	68,246	60,931
Less: accumulated depreciation	(25,484)	(12,516)
Equipment and vehicles, net	$42,762	$48,415

The Company reported depreciation expense during the three and nine months ended September 30, 2019 of $4,798 and $13,764, respectively. The Company reported depreciation expense during the three and nine months ended September 30, 2018 of $3,947 and $7,938, respectively.

LASTING WISDOM HOLDINGS LIMITED AND ITS SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

6.	INTANGIBLE ASSETS, NET

Intangible assets consisted of sales management software which include a central server and many terminal sites used in the Company’s pharmacies and a financial management system that is used for accounting of financial records. The below table presents the detail of our intangible assets.

	September 30,	December 31
	2019	2018
Sales management system	$22,621	$4,397
Financial management system	4,267	23,313
	26,888	27,710
Less: accumulated amortization	(5,152)	(2,998)
	$21,736	$24,712

Amortization expenses on the intangible assets during the three and nine months ended September 30, 2019 were $709 and $2,315, respectively. Amortization expenses on the intangible assets during the three and nine months ended September 30, 2018 were $711 and $1,605, respectively.

The estimated amortization expense on the intangible assets in the next five years and thereafter is as follows:

Year ending December 31:
2019	$694
2020	2,775
2021	2,775
2022	2,775
2023	2,775
Thereafter	9,942

Total:	$21,736

7.	RELATED PARTIES AND RELATED PARTIES TRANSACTIONS

Accounts receivable, trade-related party

As of September 30, 2019 and December 31, 2018, the Company reported trade receivables from a related party of $10,992 and $11,328, respectively, due from Xi’An Ronghao Medical Co., Ltd. (“Xi’An Ronghao”), a company directly controlled by Ms. Lijun Wang, who is the former CEO of Boqi Zhengji. The trade receivable from the related party is unsecured, interest-free and has no fixed repayment term. There were no sales to Xi’An Ronghao during the three and nine months ended September 30, 2019. During the three and nine months ended September 30, 2018, the Company sold $11,407 and $11,407, respectively, of medical products to Xi’An Ronghao..

Amount due from related parties

The Company reported amounts due from related parties of $52,172 and $35,713 as of September 30, 2019 and December 31, 2018, respectively.

As of September 30, 2019, the amount due from related parties consisted of: (1) a loan of $34,199 to Xi’An Ronghao which is free of interest and due on demand, incurred during the course of the third quarter of 2018 to help Xi’An Ronghao cover its operational costs, (2) a loan of $16,966 to Ms Lijun Wang, unsecured, free of interest and due on demand, $4,286 of which was made on July 26, 2019 to help to cover Ms. Wang’s urgent personal needs and the balance of which was made on September 27, 2019 to help to cover Ms. Wang’s urgent personal needs, and (3) an amount of $1,007 due from Ms. Lijun Wang, free of interest and due on demand, representing the amount she collected in January 2018 from one of the Company’s customers on behalf of the Company. All of the above loans and amount due were scheduled to be paid off in the first quarter of 2020.

As of December 31, 2018, the amount due from related parties consisted of: (1) a loan of $34,675 to Xi’An Ronghao which is free of interest and due on demand, incurred during the course of the third quarter of 2018 to help Xi’An Ronghao cover its operational costs, and (2) an amount of $1,038 due from Ms. Lijun Wang, free of interest and due on demand, representing the amount she collected in January 2018 from one of the Company’s customers on behalf of the Company. All of the above loans and amount due were scheduled to be paid off in the first quarter of 2020.

LASTING WISDOM HOLDINGS LIMITED AND ITS SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Amount Due to related parties

The Company reported amount due to related parties of $707 and $1,983,328 as of September 30, 2019 and December 31, 2018, respectively.

1.	Amount due to Mr. Yu Wang, the Chief Executive Officer of Boqi Zhengji, was $0 and $1,983,007 as of September 30, 2019 and December 31, 2018, respectively. The amount due to Mr. Yu Wang mainly resulted from the store rental fee paid by Mr. Yu Wang on behalf of the Company, which amount was free of interest and due on demand. On September 8, 2019, Boqi Zhengji, Mr. Yu Wang and all of the five shareholders of Boqi Zhengji (the “Company Shareholders”) entered into a liability transfer agreement pursuant to which the Company Shareholders collectively assumed and paid off the payable owed by Boqi Zhengji to Mr. Yu Wang (the “Transferred Liabilities”) on behalf of Boqi Zhengji. Upon payment of the Transferred Liabilities by the Company Shareholders, the total amount of the Transferred Liabilities were credited pro rata to the Company Shareholders pursuant to their respective ownership interests by Boqi Zhengji, as additional capital contributions.

2.	Amount due to Mr. Fuqing Zhang, the Chief Executive Officer of Xinrongxin’s, was $707 and $321 as of September 30, 2019 and December 31, 2018. The amount due to Mr. Fuqing Zhang is reimbursable operating expenses that the Company owned to Mr. Fuqing Zhang, which amount is free of interest and due on demand.

8.	OTHER PAYABLES AND ACCRUED LIABILITIES

Other payables and accrued liabilities consisted of the following:

	September 30,	December 31,
	2019	2018
Salary payable	$93,755	$119,483
Accrued expenses	20,618	-
Reimbursement payable	2,475	415
Social security payable	20,860	6,490
Others	1,821	2,156
	$139,529	$128,544

9.	TAXES

Income Taxes

British Virgin Islands (“BVI”)

Lasting is incorporated in BVI and is not subject to tax on income or capital gains. In addition, payments of dividends, if any, by Lasting to its shareholders are not subject to withholding tax in the BVI.

Hong Kong

Pukung, which is incorporated in Hong Kong, had no operating profit or tax liabilities during the period. Pukung is subject to tax at 16.5% on the assessable profits arising in or derived from Hong Kong.

The PRC

The Company’s subsidiaries operating in the PRC are subject to the Corporate Income Tax Law of the PRC at a unified income tax rate of 25%.

For the three and nine months ended September 30, 2019 and 2018, all PRC entities are subject to the 25% corporate income tax rate on their taxable income. The reconciliation of income tax rate to the effective income tax rate for the nine months ended September 30, 2019 and 2018 is as follows:

	For the nine months ended September 30,
	2019	2018

Loss before income taxes from PRC operation	$(1,469,586)	$(1,545,540)
Statutory income tax rate	25%	25%
Income tax benefits at statutory rate	(367,397)	(386,385)
Tax effect of non-deductible items	367,397	386,648
Income tax expense	$-	$263

LASTING WISDOM HOLDINGS LIMITED AND ITS SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Management believes that it is more likely than not that the deferred tax assets will not be fully realizable in the future. Accordingly, the Company accrued a full valuation allowance against its deferred tax assets for the nine months ended September 30, 2019 and 2018.

Value-Added Tax and other withholding and other levies

The Company’s products are sold in the PRC and are subject to VAT on the gross sales price. The VAT rates range up to 17%, depending on the type of products sold. The VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing or acquiring its finished products. The Company recorded a VAT payable net of payments if VAT payable on the gross sales is larger than VAT paid by the Company on purchase of materials or finished goods, on the contrary, the Company recorded VAT deductible in the accompanying financial statements net of any VAT payable at the end of reporting periods. As of September 30, 2019 and December 31, 2018, the Company recorded VAT payable of $13,266 and VAT deductible $22,632, respectively.

The Company is also subject to other levies such as stamp tax, unban construction tax, additional education tax which are charged by local governments. The rate of such levies is small and varies among the different jurisdictions in which the Company does business. The Company also acts as the personal income tax withholding agent for the salaries paid its employees. As of September 30, 2019 and December 31, 2018, the Company recorded other levies and withholding $36 and $957, respectively.

10.	STOCKHOLDERS’ EQUITY

Boqi Zhengji was incorporated under the laws of the PRC on April 10, 2017 in Dalian, Liaoning Province with registered capital of RMB 50,000,000. On November 22 2017 and June 3, 2018, shareholders of Boqi Zhengji contributed RMB 5,595,000 (approximately $844,019) and RMB 7,765,000 (approximately $1,211,804), respectively.

On September 8, 2019, Boqi Zhengji, Mr. Yu Wang and the Company Shareholders entered into a liability transfer agreement pursuant to which the Company Shareholders assumed and paid off the payable owed by Boqi Zhengji to Mr. Yu Wang (the “Transferred Liabilities”) on behalf of Boqi Zhengji. Upon payment of the Transferred Liabilities by the Company Shareholders, the total amount of the Transferred Liabilities were credited pro rata to the Company Shareholders, pursuant to their respective ownership interests by Boqi Zhengji, as additional capital contributions. As a result, the Company reported additional paid in capital of $2,567,019 from its shareholders.

12.	REVENUES FROM SALES TO AUTHORIZED RETAILERS

The Company has certain arrangements with authorized retailers to distribute the Company’s products. The agreements with the authorized retailers provide that the authorized retailers sell the Company’s products exclusively at their retail stores at a predetermined retail price. The agreements require the authorized retailers to adhere to certain standards of product merchandising, promotion and presentment. The agreements also prohibit authorized retailers from selling competitors’ products. In exchange, the Company provides the authorized retailers with geographic exclusivity, discounted products, training and support. The agreements do not require the authorized retailers to purchase any minimum levels of product, but do require that they make at least one purchase during each year. Such agreements are generally for terms of three years and are renewable at the mutual agreement of both parties. The agreements may be terminated at the Company’s discretion if the authorized retailers violate the terms of the agreements.

LASTING WISDOM HOLDINGS LIMITED AND ITS SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

The following is a breakdown of revenues from sales to authorized retailers and directly-owned stores:

	For the three months ended September 30,		For the nine months ended September 30,
	2019	2018	2019	2018
Revenue from sales to authorized retailers	$10,164	$12,162	$24,124	$59,401
Revenue from directly-owned stores	333,634	844,610	1,462,845	1,726,457

Total revenue	$343,798	$856,772	$1,486,969	$1,785,858

12.	CONCENTRATIONS OF RISK

The following is a discussion of concentrations risks to which the Company might be exposed:

(a)	Major customers

The Company engages in retail and wholesale sales of pharmaceuticals and other healthcare products in the PRC. No customer accounted for 10% or more of total revenues for the three and nine month periods ended September 30, 2019 and 2018. All revenues were generated from customers located in the PRC.

(b)	Major venders

For the nine months ended September 30, 2019, two vendors who accounted for 10% or more of the Company’s total purchases and its outstanding balances as at balance sheet dates, are presented as follows:

	For the nine months ended September 30, 2019		As of September 30, 2019
Venders	Purchases	Percentage of total purchases	Accounts payable
Vender A	$132,073	19%	$94,724
Vender B	75,905	11%	-
	$207,978	20%	$94,724

For the three months ended September 30, 2019, no vendor accounted for 10% or more of the Company’s total purchases.

For the nine months September 30, 2018, three vendors who accounted for 10% or more of the Company’s total purchases and its outstanding balances as at balance sheet dates, are presented as follows:

	For the nine months ended September 30, 2018		As of September 30, 2018
Venders	Purchases	Percentage of total purchases	Accounts payable
Vender C	$412,567	18%	$163,071
Vender D	290,300	13%	104,731
Vender E	224,031	10%	79,450
	$926,898	41%	$347,252

LASTING WISDOM HOLDINGS LIMITED AND ITS SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

For the three months September 30, 2018, two vendors accounted for 10% or more of the Company’s total purchases and its outstanding balances as at balance sheet dates, are presented as follows:

	For the three months ended September 30, 2018		As of September 30, 2018
Venders	Purchases	Percentage of total purchases	Accounts payable
Vender C	$271,657	24%	$163,071
Vender D	122,392	11%	104,731
	$394,049	35%	$267,802

(c)	Credit risk

Financial instruments that are potentially subject to credit risk consist principally of accounts receivables. The Company believes the concentration of credit risk in its accounts receivables is substantially mitigated by its ongoing credit evaluation process and relatively short collection terms. The Company does not generally require collateral from customers. The Company evaluates the need for an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

(d)	Interest rate risk

As the Company has no significant interest-bearing assets or liabilities, the Company’s income and operating cash flows are substantially independent of changes in market interest rates.

(e)	Exchange rate risk

The reporting currency of the Company is US dollar, to date the majority of the revenues and costs are denominated in RMB and a significant portion of the assets and liabilities are denominated in RMB. As a result, the Company is exposed to foreign exchange risk as its revenues and results of operations may be affected by fluctuations in the exchange rate between US$ and RMB. If RMB depreciates against US dollar, the value of RMB revenues and assets as expressed in US dollar financial statements will decline. The Company does not hold any derivative or other financial instruments that expose to substantial market risk.

(f)	Economic and political risks

The Company’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

The Company’s operations in the PRC are subject to special considerations. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation.

13.	SUBSEQUENT EVENTS

On April 11, 2019, the Company and its individual shareholders entered into a stock purchase agreement with NF Energy Saving Corporation, a NASDAQ listed company (“BIMI”), to transfer all the outstanding shares of the Company to BIMI. BIMI subsequently changed its name to BOQI International Medical Inc.. The aggregate purchase price for the shares of the Company consists of cash consideration of RMB 40,000,000 and up to 1,500,000 common shares of BIMI. The effectiveness of the stock purchase agreement was subject to several conditions that both parties needed to meet to complete the stock purchase. On October 14, 2019, BIMI and the Company announced that the transaction was completed.